   As filed with the Securities and Exchange Commission on November 13, 2001.

                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                  ------------

                               THE BOEING COMPANY

             (Exact name of registrant as specified in its charter)

              Delaware                                  91-0425694
-------------------------------------     --------------------------------------
  (State or other jurisdiction of          (I.R.S. Employer Identification No.)
   incorporation or organization)

                               100 North Riverside
                             Chicago, IL 60606-1596
          (Address of principal executive offices, including zip code)

                           BAO VOLUNTARY SAVINGS PLAN

                  THE BOEING COMPANY VOLUNTARY INVESTMENT PLAN
                            (Full title of the plans)

                                JAMES C. JOHNSON
        Vice President, Corporate Secretary and Assistant General Counsel
                               The Boeing Company
                               100 North Riverside
                             Chicago, IL 60606-1596
                                 (312) 544-2000
 (Name, address and telephone number, including area code, of agent for service)

                                  ------------

                                    Copy to:
                                  J. SUE MORGAN
                                Perkins Coie LLP
                          1201 Third Avenue, 40th Floor
                         Seattle, Washington 98101-3099

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                Proposed Maximum     Proposed Maximum        Amount of
          Title of Securities                Number to Be      Offering Price Per   Aggregate Offering      Registration
            to Be Registered                Registered (1)         Share (3)               Price              Fee (2)
------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $5.00 per share
------------------------------------------------------------------------------------------------------------------------
   BAO Voluntary Savings Plan..........         90,698                $32.43             $2,941,336.14           $776.51
   The Boeing Company Voluntary
     Investment Plan ..................         45,409                $32.43             $1,472,613.87           $388.77
                                            ----------                                ----------------      ------------
        TOTAL..........................        136,107                                   $4,413,950.01         $1,165.28

   Less value of shares carried
     forward (2).......................                                                                       ($1,165.28)
   Registration fee due................                                                                             $.00
                                                                                                               =========
------------------------------------------------------------------------------------------------------------------------

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

--------------------------------------------------------------------------------
(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the registrant's outstanding Common Stock.

(2) Pursuant to Instruction E to Form S-8, this registration statement carries forward the registration of an aggregate of $2,941,326.56 in value of the registrant's Common Stock from the registrant's Registration Statement on Form S-8 (Registration No. 333-35324) filed with the Commission on April 21, 2000 (the "2000 Registration Statement") for the registrant's BAO Deferred Compensation Voluntary Savings Plan, BAO Retirement and Savings Plan, Voluntary Savings Plan for BAO Aircraft and Trainer Operations Employees and Voluntary Savings Plan for BAO Florida I.A.M. Employees, which were merged into the BAO Voluntary Savings Plan described herein, formerly known as the Voluntary Savings Plan for BAO Aircraft and Trainer Operations Employees, effective November 8, 2001. Based on the Proposed Maximum Offering Price Per Share (see footnote 3) of $32.43, the registration of 90,698 shares is carried forward from the 2000 Registration Statement.

     Also pursuant to Instruction E to Form S-8, this registration statement carries forward the registration of an aggregate of $1,472,623.13 in value of the registrant's Common Stock from the 2000 Registration Statement for the registrant's Boeing - Oak Ridge, Inc. Voluntary Savings Plan, which was merged into The Boeing Company Voluntary Investment Plan described herein effective November 8, 2001. Based on the Proposed Maximum Offering Price Per Share (see footnote 3) of $32.43, registration of 45,409 shares is carried forward from the 2000 Registration Statement.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The price per share is estimated to be $32.43 based on the average of the high sales price ($33.28) and the low sales price ($31.58) for the registrant's Common Stock as reported on the New York Stock Exchange on November 12, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents are hereby incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission (the "Commission") on March 9, 2001, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed, the Registrant's Annual Report on Form 11-K for The Voluntary Savings Plan for BAO Aircraft and Trainer Operations Employees (now known as the BAO Voluntary Savings Plan), filed with the Commission on June 29, 2001 and the Registrant's Annual report on Form 11-K for The Boeing Company Voluntary Investment Plan, filed with the Commission on June 29, 2001.

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in paragraph (a) above; and

     (c) The description of the Registrant's Common Stock contained in its Current Report on Form 8-K dated January 30, 1998, under Section 13 or 15(d) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 5. Interest of Named Experts and Counsel

The opinion of counsel as to the legality of the securities that may be issued under the plans is given by James C. Johnson, Vice President, Corporate Secretary and Assistant General Counsel for the Registrant. Mr. Johnson owns 8,397 shares of the Registrant's Common Stock as well as stock units granted under various incentive plans of the Registrant.

Item 6. Indemnification of Directors and Officers

     Article VII, Section 4 of the Registrant's By-Laws provides for indemnification of the Registrant's directors and officers to the full extent permitted under Delaware law.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation in a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit.

     Article Twelfth of the Registrant's Restated Certificate of Incorporation provides that, to the full extent that Delaware law permits the limitation or elimination of the liability of directors, a director of the Registrant will not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Officers and directors of the Registrant are covered by insurance that, with certain exceptions and within certain limitations, indemnifies them against losses and liabilities arising from any alleged "wrongful act," including any alleged error or misstatement, misleading statement, wrongful act or omission, neglect or breach of duty, in their capacities as such.

Item 8. Exhibits

       Exhibit Number                            Description
---------------------------   --------------------------------------------------
            5.1               Opinion of counsel regarding legality of the
                              Common Stock being registered

           23.1               Consent of Deloitte & Touche LLP (see page II-7)

           23.2               Consent of counsel (included in Exhibit 5.1)

           24.1               Power of Attorney (see Signature Page)

     The Registrant hereby undertakes that it will submit or has submitted each of the plans subject to this Registration Statement and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS as necessary in order to qualify the plans under Section 401 of the Internal Revenue Code.

Item 9. Undertakings

A.   The undersigned Registrant hereby undertakes:

     (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (l)(a) and (l)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 13, 2001.

                                        THE BOEING COMPANY

                                        By:     /s/ Michael M. Sears
                                           -------------------------------------
                                                    Michael M. Sears
                                               Senior Vice President and
                                                Chief Financial Officer

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Philip M. Condit, Harry C. Stonecipher and Michael M. Sears, or any of them, his or her attorneys-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on November 13, 2001.

             Signature                                       Title
             ---------                                       -----

       /s/ Philip M. Condit                       Chairman of the Board and
----------------------------------                 Chief Executive Officer
         Philip M. Condit                       (Principal Executive Officer)

     /s/ Harry C. Stonecipher                           Vice Chairman
----------------------------------
       Harry C. Stonecipher

      /s/ Michael M. Sears                        Senior Vice President and
----------------------------------                 Chief Financial Officer
        Michael M. Sears                        (Principal Financial Officer)

        /s/ James A. Bell                          Vice President Finance
----------------------------------                and Corporate Controller
         James A. Bell                         (Principal Accounting Officer)

        /s/ John H. Biggs                                  Director
----------------------------------
         John H. Biggs

       /s/ John E. Bryson                                  Director
----------------------------------
         John E. Bryson

   /s/ Kenneth M. Duberstein                               Director
----------------------------------
      Kenneth M. Duberstein

           /s/ John B. Fery                             Director
----------------------------------------
              John B. Fery

           /s/ Paul E. Gray                             Director
----------------------------------------
              Paul E. Gray

         /s/ John F. McDonnell                          Director
----------------------------------------
           John F. McDonnell

         /s/ Lewis E. Platt                             Director
----------------------------------------
            Lewis E. Platt

       /s/ Rozanne L. Ridgway                           Director
----------------------------------------
          Rozanne L. Ridgway

      /s/ John M. Shalikashvili                         Director
----------------------------------------
         John M. Shalikashvili

                                    THE PLANS

Pursuant to requirements of the Securities Act of 1933, as amended, the persons who will administer the BAO Voluntary Savings Plan and The Boeing Company Voluntary Investment Plan have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 13, 2001.

                                        BAO VOLUNTARY SAVINGS PLAN

                                        By: THE BOEING COMPANY

                                        By:       /s/ Michael M. Sears
                                           -------------------------------------
                                                    Michael M. Sears
                                             Senior Vice President and Chief
                                                   Financial Officer


                                        THE BOEING COMPANY VOLUNTARY
                                        INVESTMENT PLAN

                                        By: THE BOEING COMPANY

                                        By:       /s/ Michael M. Sears
                                           -------------------------------------
                                                    Michael M. Sears
                                             Senior Vice President and Chief
                                                   Financial Officer

                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders
The Boeing Company
Chicago, Illinois

We consent to the incorporation by reference in this Registration Statement of The Boeing Company on Form S-8 of our reports dated January 26, 2001, June 12, 2001 and June 18, 2001 appearing in and incorporated by reference in the Annual Report on Form 10-K of The Boeing Company and subsidiaries for the year ended December 31, 2000, in the Annual Report on Form 11-K of the Voluntary Savings Plan for BAO Aircraft and Trainer Operations Employees for the year ended December 31, 2000, and in the Annual Report on Form 11-K of The Boeing Company Voluntary Investment Plan for the year ended December 31, 2000, respectively.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

November 8, 2001

                                INDEX TO EXHIBITS

     Exhibit Number                            Description
------------------------    ----------------------------------------------------
           5.1              Opinion of counsel regarding legality of the Common
                            Stock being registered

          23.1              Consent of Deloitte & Touche LLP (see page II-7)

          23.2              Consent of counsel (included in Exhibit 5.1)

          24.1              Power of Attorney (see Signature Page)

--------------------------------------------------------------------------------